Exhibit 99.02

AMENDMENT

TO

AMENDED AND RESTATED CHANGE OF CONTROL RETENTION

AND SEVERANCE AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED CHANGE OF CONTROL RETENTION AND SEVERANCE AGREEMENT (this “Amendment”) is made and entered into as of April     , 2010, by and between Cepheid and                      (the “Executive”). Capitalized terms used in this Agreement shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, the Executive and Cepheid are parties to that certain Amended and Restated Change of Control Retention and Severance Agreement (the “Agreement”).

WHEREAS, the Executive and Cepheid desire to amend a provision of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment

(a) Section 2.2 of the Agreement shall be amended and restated in its entirety to read as follows:

“2.2 Equity Award Acceleration. Provided that Executive complies with Section 5 below, all outstanding equity awards, including, without limitation, stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock rights and stock bonuses, granted or issued by the Company to Executive prior to the Change of Control shall become fully vested and exercisable, and any such outstanding equity awards that are subject to a right of repurchase, right of forfeiture, or similar right, shall be released from such right and shall be fully vested, in each case, immediately prior to the effective date of the Termination Upon Change of Control.”

2.	Miscellaneous.

(a) The parties hereto represent that they are fully authorized and empowered to make this Amendment on their behalf.

(b) Except as specifically modified hereby, all terms and conditions of the Agreement shall remain in full force and effect, unmodified in any way. This Amendment shall be deemed to form an integral part of the Agreement and shall be effective as of the original date of the Agreement as if the provisions hereof had been incorporated into the Agreement as originally executed. In the event of any inconsistency or conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Agreement” in the Agreement shall hereinafter refer to the Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO AMENDED AND RESTATED CHANGE OF CONTROL RETENTION AND SEVERANCE AGREEMENT as of the date first written above.

EXECUTIVE	CEPHEID

By:
	Name:	John L. Bishop
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED

CHANGE OF CONTROL RETENTION AND SEVERANCE AGREEMENT]